                                                                    EXHIBIT 4.27

            First Amendment to Amended and Restated Credit Agreement


To each of the Lenders
party to the Credit Agreement
referred to below

Ladies and Gentlemen:

     Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of June 30, 1999 (the "Credit Agreement"), between the undersigned, Everest Healthcare Services Corporation, the Lenders party thereto, and Harris Trust and Savings Bank, as Agent. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company has requested that the Lenders consent to the acquisition by New York Dialysis Management, Inc. ("NYDM"), a Restricted Subsidiary of the Company, of the non-medical assets of Western New York Artificial Kidney Center, Inc. ("WNYAKC"), with respect to WNYAKC's chronic dialysis facilities commonly known as Buffalo Kidney Center, Niagara Falls Kidney Center, and Kenmore Kidney Center (the "Facilities") and, in connection therewith, that the Company be permitted to make one or more loans and advances to Everest Dialysis Services, Inc. ("EDS"), to facilitate, among other things, the purchase of the medical assets relating to the operation of the Facilities, and the Lenders are willing to do so under the terms and conditions set forth in this agreement (herein, the "Amendment").

1.   Consents.

      1.1. The Company intends to have NYDM, a Restricted Subsidiary of the Company, purchase the non-medical assets of WNYAKC related to the operation of the Facilities (the "Acquisition") for a purchase price of approximately $6,500,000. The Company has requested that the Lenders consent to the Acquisition pursuant to the requirements of the Credit Agreement. To induce the Lenders to consent to the foregoing, the Company hereby represents, warrants, and agrees that: (a) the financial information referenced on Annex A attached hereto is, to the Company's knowledge, true and correct in all material respects, (b) the total consideration for the Acquisition payable by the Company and its Subsidiaries shall be in an amount not materially more than $6,500,000, and (c) the documents pertaining to the Acquisition shall have been executed, if at all, on or before December 31, 1999, and (d) no Default or Event of Default exists or would arise after giving effect to the Acquisition. Based on the representations set forth above and in Section 4 below, and subject to compliance by the Company with its agreements set forth herein, the Required Lenders hereby consent to the Acquisition.

      1.2. The Lenders have previously consented pursuant to that certain Consent Letter dated August 10, 1999 to the acquisition of the assets of St. Clare's Dover Dialysis Center provided that, among other things, the documents pertaining to such acquisition be executed by

October 31, 1999 (the "Consent Letter"). The Lenders hereby reaffirm such consent provided that all of the conditions set forth in the Consent Letter are met (other than the condition described in the proviso in the prior sentence) and the documents pertaining to such acquisition are executed, if at all, by December 31, 1999.

2.   Amendment.

     Subject to the satisfaction of the conditions set forth in Section 3 below, the Credit Agreement shall be amended as follows:

     2.1. Section 7.14(i) shall be amended and restated in its entirety to read as follows:

               "(i) investments in, loan and advances to, and guarantees in respect of the obligations of, (x) Non-Restricted Subsidiaries, (y) other Persons (other than Subsidiaries) in which the Company, directly or indirectly, holds an equity interest in, and (z) any one or more
          Article 28 Companies (including, without limitation, Everest Dialysis Services, Inc.) and/or one or more of its shareholders for the purpose of capitalizing and providing working capital to such Article 28 Companies, which investments, loans, advances and guaranties aggregate not more than $15,000,000 at any one time outstanding;"

     2.2. The following definition of "Article 28 Company" shall be added to
Section 9.1 of the Credit Agreement:

               "Article 28 Company" means an entity organized and operated for the primary purpose of conducting business in a Permitted Line of Business and subject to a federal or state law or regulation that: (i) limits or restricts the types of individuals or entities that are permitted to hold an ownership or investment interest in such an entity; and (ii) prohibits the Company and its Subsidiaries from being able to directly hold an ownership or investment interest in such an entity.

3.   Conditions Precedent.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          3.1. The Company, the Agent, and the Required Lenders shall each have executed and delivered this Amendment;

          3.2. The Restricted Subsidiaries shall have executed and delivered their consent to this Amendment in the space provided for that purpose below; and

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          3.3.  Legal matters incident to the execution and delivery of this
     Amendment and to the transactions contemplated hereby shall be satisfactory to the Agent and its counsel.

4.   Representations.

     In order to induce the Lenders to execute and deliver this Amendment, the Company hereby represents to the Agent and the Lenders that as of the date hereof, and after giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct, and the Company and its Subsidiaries are in compliance with all of the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

5.   Miscellaneous.

     5.1. The Company and its Restricted Subsidiaries have heretofore executed and delivered to the Agent and the Lenders one or more Collateral Documents.
The Company and, by signing below, the Restricted Subsidiaries hereby acknowledge and agree that the Obligations arising out of the Credit Agreement as amended hereby remain subject to the Lien of the Collateral Documents and that the rights and remedies of the Agent and the Lenders thereunder, the obligations of the Company and its Restricted Subsidiaries thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired, or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     5.2. Except as specifically amended herein or consented to hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     5.3. The Company agrees to pay on demand all reasonable, documented costs and expenses of or incurred by the Agent in connection with the preparation, execution, and delivery of this Amendment and any other instruments and documents contemplated hereby, including the reasonable, documented fees and expenses of counsel for the Agent.

     5.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

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     Dated as of October 8, 1999.

                                 Everest Healthcare Services Corporation


                                 By /s/ Lawrence D. Damron
                                    --------------------------------
                                    Lawrence D. Damron
                                    Chief Financial Officer

     Accepted and agreed to as of the date and year last above written.

                                 Harris Trust and Savings Bank, individually as
                                   a Lender and as Agent


                                 By /s/ Gloria Compean-Endicott
                                   ---------------------------------
                                   Name  Gloria Compean-Endicott
                                        ----------------------------
                                   Title Vice President
                                         ---------------------------

                                 Comerica Bank


                                 By /s/ Colleen M. Murphy
                                   ---------------------------------
                                   Name  Colleen M. Murphy
                                       -----------------------------
                                   Title Vice President
                                        ----------------------------

                                 Firstar Bank, N.A.


                                 By /s/ Jesse T. Taylor
                                   ---------------------------------
                                   Name  Jesse T. Taylor
                                       -----------------------------
                                   Title Assistant Vice President
                                        ----------------------------

                                 Mercantile Bank National Association

                                 By /s/ MaryAnn Lemonds
                                   ---------------------------------
                                   Name  MaryAnn Lemonds
                                       -----------------------------
                                   Title Vice President
                                        ----------------------------

                                 Bank of America National Trust and Savings
                                   Association

                                 By /s/ Thomas A. Smith
                                   ----------------------------------
                                   Name  Thomas A. Smith
                                       ------------------------------
                                   Title Vice President
                                        -----------------------------


                                 Key Corporate Capital Inc.


                                 By _________________________________
                                    Name_____________________________
                                    Title____________________________


                                 M&I Marshall & Ilsley Bank


                                 By /s/ Peter R. Van Housen
                                   ----------------------------------
                                   Name  Peter R. Van Housen
                                       ------------------------------
                                   Title Vice President
                                         ----------------------------


                                 By /s/ Thomas R. Johnson
                                   ----------------------------------
                                   Name  Thomas R. Johnson
                                       ------------------------------
                                   Title Senior Vice President
                                         ----------------------------

                           Acknowledgment and Consent

     The undersigned, being all of the Restricted Subsidiaries of Everest Healthcare Services Corporation, have heretofore executed and delivered to the Agent and the Lenders one or more Guaranties and certain other Loan Documents. Each of the undersigned hereby consents to the Amendment to the Credit Agreement as set forth above and confirms that its Guaranty the other Loan Documents executed by it and all of its obligations thereunder remain in full force and effect. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.

 WSKC Dialysis Services, Inc.
 New York Dialysis Management, Inc.
 Mercy Dialysis Center, Inc.
 DuPage Dialysis, Ltd.
 Home Dialysis of America, Inc.
 Amarillo Acute Dialysis Specialists, L.L.C.
 Dialysis Specialists of Corpus Christi, L.L.C.
 Home Dialysis of Eastgate, Inc.
 Dialysis Services of Cincinnati, Inc.
 Everest Management, Inc.
 Dialysis Specialists of South Texas, L.L.C.
 Continental Health Care, Ltd.
 Con-Med Supply Company, Inc.
 North Buckner Dialysis Center, Inc.
 Everest New York Holdings, Inc.
 Everest One IPA, Inc.
 Everest Two IPA, Inc.
 Everest Three IPA, Inc.
 Acute Extracorporeal Services, L.L.C.
 Dialysis Specialists of Topeka, Inc.
 Everest Healthcare Ohio, Inc.
 Dialysis Specialists of Tulsa, Inc.
 Everest Healthcare Indiana, Inc.
 Northern New Jersey Dialysis, L.L.C.

 By /s/ Lawrence D. Damron,
   -----------------------
   an authorized signatory

 The Extracorporeal Alliance, L.L.C.
 Tri-State Perfusion, L.L.C.
 Perfusion Resource Association, L.L.C.

 By: Everest Management, Inc., as Manager

   By /s/ Lawrence D. Damron,
      ----------------------
      an authorized signatory

 Saint Margaret Mercy Dialysis Centers, L.L.C.
 Terrell Dialysis Center, L.L.C.
 Hemo Dialysis of Amarillo, L.L.C.

 By: Everest Healthcare Services Corporation, as Manager

  By /s/ Lawrence D. Damron,
     ----------------------
     an authorized signatory
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                                    Annex A

                             Financial Information

     Materials furnished under September 30, 1999 letter from Harris Trust and Savings Bank.